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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES SECOND QUARTER 2014 RESULTS

•	Second quarter 2014 Net revenue was $575.9 million.

•	Second quarter 2014 Net income was $63.9 million, or $0.37 per diluted share.

•	Second quarter 2014 Adjusted net income[1] was $106.8 million, or $0.62 per diluted share.

Almelo, the Netherlands – July 29, 2014 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the three and six months ended June 30, 2014.

Highlights of the Three and Six Months ended June 30, 2014

Net revenue for the second quarter 2014 was $575.9 million, an increase of $69.4 million, or 13.7%, from $506.4 million for the second quarter 2013. Net income for the second quarter 2014 was $63.9 million, or $0.37 per diluted share. This compares to Net income for the second quarter 2013 of $20.4 million, or $0.11 per diluted share. Adjusted net income1 for the second quarter 2014 was $106.8 million, or $0.62 per diluted share, which was 18.6% of Net revenue. This was an increase of 11.6% compared to Adjusted net income1 for the second quarter 2013 of $95.7 million, or $0.54 per diluted share, which was 18.9% of Net revenue.

Net revenue for the six months ended June 30, 2014 was $1,127 million, an increase of $150.6 million, or 15.4%, from $976.8 million for the six months ended June 30, 2013. Net income for the six months ended June 30, 2014 was $132.3 million, or $0.76 per diluted share. This compares to Net income for the six months ended June 30, 2013 of $55.0 million, or $0.31 per diluted share. Adjusted net income1 for the six months ended June 30, 2014 was $204.9 million, or $1.18 per diluted share, which was 18.2% of Net revenue. This was an increase of 12.3% compared to Adjusted net income1 for the six months ended June 30, 2013 of $182.4 million, or $1.01 per diluted share, which was 18.7% of Net revenue.

"We are pleased with our results for the second quarter with Net revenue and earnings near the top end of expectations thanks in part to strong organic growth in the business," said Martha Sullivan, President and Chief Executive Officer. “We are also raising Net revenue guidance for the full year based on growth in acquired businesses.”

The Company spent $37.1 million, or 6.4% of Net revenue, on research, development and engineering related costs in the second quarter of 2014 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at June 30, 2014 was $184.6 million. During the first half of 2014, the Company generated cash of $217.4 million from operations, used cash of $176.4 million in investing activities and used cash of $174.2 million in financing activities.

The Company recorded an income tax provision of $20.7 million for the second quarter 2014. Approximately $8.3 million of the provision, or 6.0% of Adjusted EBIT, related to taxes that are payable in cash and approximately $12.4 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at June 30, 2014 was $1.7 billion. The Company’s Net debt2 was $1.5 billion, resulting in a Net leverage ratio2 of 2.7x.

In February 2014, our Board of Directors authorized a $250 million share buyback program. During the second quarter, we repurchased 4.0 million ordinary shares under this program for an aggregate purchase price of approximately $170 million.

Segment Performance

	Three months ended		Six months ended
$ in 000s	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Sensors net revenue	$419,976	$361,332	$832,716	$693,965
Sensors profit from operations	119,714	108,838	236,330	202,030
% of Sensors net revenue	28.5%	30.1%	28.4%	29.1%

Controls net revenue	$155,877	$145,086	$294,731	$282,866
Controls profit from operations	46,938	45,716	87,689	89,070
% of Controls net revenue	30.1%	31.5%	29.8%	31.5%

Guidance
The Company anticipates Net revenue of $535 to $555 million for the third quarter 2014, which, at the midpoint, is 9.2% higher than third quarter 2013 Net revenue of $498.9 million. The Company further anticipates Adjusted EBITDA of $147 to $154 million for the third quarter 2014. The Company also expects Adjusted net income1 of $102 to $108 million, or $0.60 to $0.63 per diluted share for the third quarter 2014. This guidance assumes a diluted share count of 170.7 million for the third quarter 2014.

For the full year 2014, the Company anticipates Net revenue of $2.18 to $2.23 billion which, at the midpoint, represents growth of 11.3% compared to the full year 2013 Net revenue of $1.98 billion. The Company expects to achieve Adjusted EBITDA of $590 to $602 million for the full year 2014.
In addition, the Company expects Adjusted net income1 of $412 to $422 million, or $2.39 to $2.45 per diluted share for the full year 2014. This guidance assumes a diluted share count of 172.2 million for the full year 2014. Third quarter and full year guidance excludes the pending acquisition of DeltaTech Controls.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its second quarter ended June 30, 2014. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 71754111. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in ten countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the third quarter and full year 2014.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; general conditions in the automotive industry; continued fundamental changes in the industries in which the Company operates; the Company’s ability to maintain existing relationships with customers and its exposure to industry and customer-specific demand fluctuations; pricing and other pressures from customers; resources required to integrate acquired companies; risks associated with the Company’s non-US operations; the Company's ability to attract and retain key personnel; competitive pressures in the markets in which the Company competes, which could require the Company to lower its prices or result in reduced demand for its products; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net revenue	$575,853	$506,418	$1,127,447	$976,831
Operating costs and expenses:
Cost of revenue	368,446	322,699	725,645	631,381
Research and development	18,492	14,308	36,156	27,924
Selling, general and administrative	50,638	42,821	95,310	81,075
Amortization of intangible assets	32,561	33,650	64,577	67,036
Restructuring and special charges	1,740	2,350	2,605	4,026
Total operating costs and expenses	471,877	415,828	924,293	811,442
Profit from operations	103,976	90,590	203,154	165,389
Interest expense	(23,587)	(23,962)	(47,099)	(48,097)
Interest income	281	400	589	548
Other, net	3,932	(32,200)	4,470	(34,801)
Income before taxes	84,602	34,828	161,114	83,039
Provision for income taxes	20,709	14,457	28,848	28,003
Net income	$63,893	$20,371	$132,266	$55,036

Net income per share:
Basic	$0.37	$0.12	$0.77	$0.31
Diluted	$0.37	$0.11	$0.76	$0.31

Weighted-average ordinary shares outstanding:
Basic	170,748	175,210	171,413	176,573
Diluted	172,918	178,407	173,531	179,965

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$63,893	$20,371	$132,266	$55,036
Other comprehensive income/(loss), net of tax:
Net unrealized gain/(loss) on derivative instruments designated and qualifying as cash flow hedges	1,888	(1,759)	4,053	6,848
Amortization of net loss and prior service (credit)/cost on defined benefit and retiree healthcare plans	(129)	418	(200)	872
Other comprehensive income/(loss)	1,759	(1,341)	3,853	7,720
Comprehensive income	$65,652	$19,030	$136,119	$62,756

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$184,638	$317,896
Accounts receivable, net of allowances	352,623	291,723
Inventories	226,058	183,395
Deferred income tax assets	21,817	20,975
Prepaid expenses and other current assets	33,051	41,642
Total current assets	818,187	855,631
Property, plant and equipment, net	392,470	344,657
Goodwill	1,787,224	1,756,049
Other intangible assets, net	513,427	502,388
Deferred income tax assets	9,992	10,623
Deferred financing costs	17,329	19,132
Other assets	11,595	10,344
Total assets	$3,550,224	$3,498,824

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$7,984	$8,100
Accounts payable	223,163	177,539
Income taxes payable	7,679	5,785
Accrued expenses and other current liabilities	135,929	123,239
Deferred income tax liabilities	3,859	3,829
Total current liabilities	378,614	318,492
Deferred income tax liabilities	307,653	281,364
Pension and post-retirement benefit obligations	19,568	19,508
Capital lease and other financing obligations, less current portion	47,359	48,845
Long-term debt, net of discount, less current portion	1,664,812	1,667,021
Other long-term liabilities	18,102	22,006
Total liabilities	2,436,108	2,357,236
Total shareholders’ equity	1,114,116	1,141,588
Total liabilities and shareholders’ equity	$3,550,224	$3,498,824

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the six months ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$132,266	$55,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,209	25,361
Amortization of deferred financing costs and original issue discounts	2,386	2,263
Currency remeasurement loss/(gain) on debt	49	(185)
Share-based compensation	6,351	4,602
Loss on debt refinancing	—	7,111
Amortization of inventory step-up to fair value	907	—
Amortization of intangible assets	64,577	67,036
(Gain)/loss on disposition of assets	(578)	806
Deferred income taxes	16,695	12,621
Gains from insurance proceeds	(2,417)	—
Unrealized (gain)/loss on hedges and other non-cash items	(3,475)	24,037
Changes in operating assets and liabilities, net of effects of acquisitions	(29,595)	(18,562)
Net cash provided by operating activities	217,375	180,126

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(67,199)	(33,853)
Insurance proceeds	2,417	1,400
Proceeds from the sale of assets	5,467	—
Acquisition payments, net of cash received	(117,085)	(411)
Net cash used in investing activities	(176,400)	(32,864)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	11,197	11,163
Proceeds from issuance of debt	35,000	500,000
Payments on debt	(39,291)	(706,658)
Repurchase of ordinary shares from SCA	(169,680)	—
Payments to repurchase ordinary shares	(11,459)	(125,218)
Payments of debt issuance costs	—	(5,741)
Net cash used in financing activities	(174,233)	(326,454)
Net change in cash and cash equivalents	(133,258)	(179,192)
Cash and cash equivalents, beginning of period	317,896	413,539
Cash and cash equivalents, end of period	$184,638	$234,347

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Sensors	72.9%	71.4%	73.9%	71.0%
Controls	27.1%	28.6%	26.1%	29.0%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Americas	38.2%	38.5%	38.7%	37.9%
Europe	29.0%	29.9%	29.1%	29.9%
Asia	32.8%	31.6%	32.2%	32.2%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
European automotive	24.1%	24.3%	24.6%	24.3%
North American automotive	16.2%	15.9%	16.7%	15.8%
Asian automotive	20.1%	19.5%	20.1%	19.9%
Rest of world automotive	0.5%	0.9%	0.5%	1.0%
Heavy vehicle off-road	11.3%	9.4%	11.3%	9.0%
Appliance and heating, ventilation and air-conditioning	9.1%	10.4%	8.9%	10.6%
Industrial	8.0%	9.4%	7.8%	9.2%
All other	10.7%	10.2%	10.1%	10.2%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: Net income before costs associated with debt refinancing and other financing activities, unrealized (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring and special charges, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three and six months ended June 30, 2014 and 2013.

(In 000s, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income	$63,893	$20,371	$132,266	$55,036
Financing and other transaction costs	1,190	8,577	1,258	9,179
Deferred (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, net	(6,430)	23,089	(10,624)	26,318
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	33,428	33,955	68,050	67,867
Deferred income tax and other tax expense	12,430	5,294	13,043	12,966
Amortization of deferred financing costs	1,400	1,026	2,386	2,263
Restructuring and special charges	921	3,411	(1,496)	8,793
Total adjustments	$42,939	$75,352	$72,617	$127,386
Adjusted net income	$106,832	$95,723	$204,883	$182,422
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	172,918	178,407	173,531	179,965
Adjusted net income per diluted share	$0.62	$0.54	$1.18	$1.01

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax expense/(benefit)associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.2 million and $0.2 million for the three months ended June 30, 2014 and 2013, respectively, and $0.8 million and $0.5 million for the six months ended June 30, 2014 and 2013, respectively; Restructuring and special charges: $0.0 million and $0.6 million for the three months ended June 30, 2014 and 2013, respectively, and $0.0 million and $1.9 million for the six months ended June 30, 2014 and 2013, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three and six months ended June 30, 2014 and 2013.

($ in 000s)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Cost of revenue	$1,228	$1,722	$1,785	$5,997
Selling, general and administrative	1,190	369	1,258	971
Amortization of intangible assets	32,200	33,326	63,848	66,330
Restructuring and special charges	921	2,318	921	4,333
Interest expense	1,400	1,026	2,386	2,263
Other, net	(6,430)	31,297	(10,624)	34,526
Provision for income taxes	12,430	5,294	13,043	12,966
Total adjustments	$42,939	$75,352	$72,617	$127,386

The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended September 30, 2014 and full year ended December 31, 2014. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended September 30, 2014		Full year ended December 31, 2014
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.35	$0.38	$1.47	$1.53
Financing and other transaction costs	—	—	0.01	0.01
Deferred gain on other hedges and gain on currency remeasurement on debt, net	—	—	(0.06)	(0.06)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.18	0.18	0.76	0.76
Deferred income tax and other tax expense	0.06	0.06	0.19	0.19
Amortization of deferred financing costs	0.01	0.01	0.03	0.03
Restructuring and special charges	—	—	(0.01)	(0.01)
Projected Adjusted net income per diluted share	$0.60	$0.63	$2.39	$2.45
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	170,700	170,700	172,200	172,200

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the interim condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2014. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.